Exhibit 99.1

Vislink Reports First Quarter 2023 Financial Results

50% Year-Over-Year Growth in Core MilGov Segment Contributes to 5% Increase in Total Revenue

Effective Cost Management Drives 26% Year-Over-Year Increase in EBITDA

Mt. Olive, NJ — May 15, 2023 — Vislink Technologies, Inc. (“Vislink” or the “Company”) (Nasdaq: VISL), a global technology leader in the capture, delivery and management of high quality, live video and associated data in the media and entertainment, law enforcement, and defense markets, today reported results for the first quarter ended March 31, 2023.

First Quarter and Recent Operational Highlights

●	Delivered the first six AeroLink transmitters to customers. The latest component launch adds further value to Vislink’s airborne video downlink system (“AVDS”) and provides law enforcement agencies with top-quality live video in air-to-ground applications.

●	Launched upgraded Quantum receiver featuring UHD 4K and ultra-efficient video decoding that works seamlessly with Vislink’s LinkMatrix cloud control platform to offer streamlined broadcast workflows.

●	Debuted Cliq OFDM Mobile Transmitter in North America, offering a compact and robust orthogonal frequency-division multiple access (OFDM) wireless video solution that supports a range of applications for law enforcement and military agencies as well as Tier One live event broadcasts.

●	Won National Association of Broadcasters (NAB) Product of the Year Award for its new 5G-Link system, which enables elevated efficiency and collaboration among remote production teams via seamless, bi-directional data communication between free-roaming wireless cameras and production centers.

●	Appointed Paul Norridge as Chief Financial Officer, adding over three decades of financial experience to the leadership team to support streamlined operations going forward.

Management Commentary

“We are beginning to see the benefits of the strategic actions we have taken over the last several quarters to transform our business and expand our growth opportunities,” said Mickey Miller, CEO of Vislink. “In the first quarter, we delivered strong profitability improvements driven by continued cost management along with 50% growth in our MilGov segment. Our refined go-to-market motions are gaining traction, validated by our robust sales funnel that includes the most $1 million plus opportunities in several years. We are confident in our ability to capitalize on these deals in the coming quarters.

1

“From a new product standpoint, Q1 was highlighted by the delivery of our first six AeroLink units to the field. Looking ahead, we anticipate doubling AeroLink delivery volume in the second quarter. Momentum in the public safety market is a cornerstone of our strategy. It is a growth market being fueled by increased government funding, and our recent product rollouts, including our award-winning Cliq OFDM mobile transmitter, are helping us take advantage of this opportunity. As we continue to pursue new sales in this area, we are making progress on our initiatives to increase recurring revenue and create additional revenue streams while also tracking toward a 90/10 hardware vs. software and services split.”

First Quarter 2023 Financial Results

●	Revenue increased 5% to $7.2 million from $6.9 million in the prior year period.

●	Gross margins improved to 54% from 50% in the prior year period.

●	Net loss attributable to common shareholders was $(1.8) million, or $(0.80) per share, a $1.0 million improvement compared to $(2.8) million, or $(1.20) per share, in the prior year period.

●	EBITDA (earnings before interest, taxes, depreciation, and amortization) improved $0.7 million, or 26%, to $(1.7) million from $(2.4) million in the prior year period.

●	Maintained a strong balance sheet with $14.0 million in cash, cash equivalents and investments, as the Company invested $10.8 million in federal bonds intended to be held to maturity.

Conference Call

May 15, 2023, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results for the first quarter ended March 31, 2023. Financial results will be issued in a press release prior to the call.

Vislink management will host the presentation, followed by a question-and-answer period.

Toll-Free Number: 1-833-953-2432

International Number: 1-412-317-5761

Webcast: Click here to register

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live here and available for replay via the Investor Relations section of Vislink’s website.

2

A replay of the conference call will be available after 8:30 p.m. Eastern Time on the same day through Monday, May 29, 2023.

Toll-Free Replay Number: 1-877-344-7529

International Replay Number: 1-412-317-0088

Replay ID: 1613222

Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earning release and the related earning conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income and tax). We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, future operations, future revenues, growth, profitability results and financial position, risks of supply chain constraints and inflationary pressures, projected expenses, prospects, plans including footprint and technology asset consolidations, objectives of management, new capabilities, product and solutions launches including AI-assisted and 5G streaming technologies, expected contract values, projected pipeline sales opportunities, acquisitions integration, and expected market opportunities across the Company’s operating segments including the live event production market, the effects of the COVID-19 pandemic, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on March 31, 2023 and in subsequent filings with, or submissions to, the SEC from time to time.

3

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

About Vislink Technologies, Inc.

Vislink is a global technology business specializing in the collection, delivery, and management of high-quality, live video and associated data from the scene of the action to the viewing screen. For the broadcast markets, Vislink provides solutions for the collection of live news, sports, and entertainment events. Vislink also furnishes the surveillance and defense markets with real-time video intelligence solutions using a variety of tailored transmission products. Through its Mobile Viewpoint product lines, Vislink also provides live streaming solutions using bonded cellular, 5G, and AI-driven technologies for automated news and sports productions.

The Vislink team also provides professional and technical services utilizing a staff of technology experts with decades of applied knowledge and real-world experience in the areas of terrestrial microwave, satellite, fiber optic, surveillance, and wireless communications systems to deliver a broad spectrum of customer solutions. Vislink’s shares of common stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Media Contact:

Nicole Rosen

Pagan Communications

nicoler@dpagan.com

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Group, Inc.

VISL@gatewayir.com

-Financial Tables to Follow-

4

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS
(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended
	March 31,
	2023	2022
Revenue, net	$7,188	$6,860
Cost of revenue and operating expenses
Cost of components and personnel	3,314	3,423
Inventory valuation adjustments	129	96
General and administrative expenses	5,028	4,910
Research and development expenses	767	1,118
Amortization and depreciation	298	457
Total cost of revenue and operating expenses	9,536	10,004
Loss from operations	(2,348)	(3,144)
Other income (expense)
Unrealized loss on investments in debt securities	(28)	—
Other income	341	326
Dividend income	91	—
Interest income, net	133	—
Total other income (expense)	537	326
Net loss before income taxes	(1,811)	(2,818)
Income taxes
Deferred tax benefits	55	51
Net loss	$(1,756)	$(2,767)
Basic and diluted loss per share	$(0.80)	$(1.20)
Weighted average number of shares outstanding:
Basic and diluted	2,375	2,291
Comprehensive loss:
Net loss	$(1,756)	$(2,767)
Unrealized gain (loss) on currency translation adjustment	155	(268)
Comprehensive loss	$(1,601)	$(3,035)

5

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	2023	2022
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$14,044	$25,627
Accounts receivable, net	6,385	6,007
Inventories, net	11,987	12,021
Investments held to maturity	10,789	—
Prepaid expenses and other current assets	1,029	1,232
Total current assets	44,234	44,887
Right of use assets, operating leases	1,008	1,075
Property and equipment, net	1,561	1,434
Intangible assets, net	4,156	4,400
Total assets	$50,959	$51,796
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,674	$2,626
Accrued expenses	1,659	1,568
Notes payable	—	84
Operating lease obligations, current	433	455
Customer deposits and deferred revenue	1,291	1,540
Total current liabilities	6,057	6,273
Operating lease obligations, net of current portion	1,022	1,107
Deferred tax liabilities	708	764
Total liabilities	7,787	8,144
Commitments and contingencies (See Note 9)
Series A Preferred stock, $0.00001 par value per share: 47,500 shares authorized on March 31, 2023, and December 31, 2022, respectively; -0- and 47,419 shares issued and outstanding on March 31, 2023, and December 31, 2022, respectively.	—	—
Stockholders’ equity
Preferred stock, $0.00001 par value per share: 10,000,000 shares authorized on March 31, 2023, and December 31, 2022, respectively	—	—
Common stock, $0.00001 par value per share, 100,000,000 shares authorized on March 31, 2023, and December 31, 2022, respectively: Common stock, 2,380,966 and 2,370,966 were issued, and 2,380,833 and 2,370,833 were outstanding on March 31, 2023, and December 31, 2022, respectively.	—	—
Additional paid-in capital	346,486	345,365
Accumulated other comprehensive loss	(1,182)	(1,337)
Treasury stock, at cost – 133 shares as of March 31, 2023, and December 31, 2022, respectively	(277)	(277)
Accumulated deficit	(301,855)	(300,099)
Total stockholders’ equity	43,172	43,652
Total liabilities and stockholders’ equity	$50,959	$51,796

6

Reconciliation of GAAP to Non-GAAP Results

VISLINK TECHNOLOGIES, INC.

RECONCILIATION OF GAAP to NON-GAAP RESULTS

QUARTER ENDING MARCH 31, 2023

(IN THOUSANDS)

	March 31,
	2023	2022
Reconciliation of net income to EBITDA
Net loss	$(1,756)	$(2,767)
Amortization and depreciation	298	457
Dividend income	(91)	-
Interest income, net	(133)	-
Tax	(55)	(51)
EBITDA	$(1,737)	$(2,361)
Stock based compensation	921	746
Severance	349	0
Inventory step up	0	352
EBITDA Non-GAAP Adjusted	$(467)	$(1,263)

7